Exhibit 99.2
OneSource Services Inc.
Index
September 30, 2007
(Unaudited)

Page(s)
Consolidated Financial Statements

Consolidated Statements of Income	1

Consolidated Balance Sheet	2

Consolidated Statements of Cash Flows	3

Notes to Consolidated Financial Statements	4 - 10

ONESOURCE SERVICES INC.
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Statements of Income
(Unaudited)

Six months ended September 30		2007	2006
($ in millions)	Notes	$m	$m
Net sales		421.9	411.5

Cost of sales		(377.0)	(366.8)
Selling, general and administrative expenses		(41.7)	(41.8)

Operating income		3.2	2.9
Interest income		1.1	1.4
Interest expense		(1.0)	(1.0)

Income before income taxes		3.3	3.3
Income taxes	13	(0.6)	(0.7)

Income after income taxes		2.7	2.6
Minority interests		(1.2)	(1.2)

Net income		1.5	1.4

Earnings per ordinary share (dollars)	3
Basic and diluted		$0.40	$0.37

The accompanying notes are an integral part of the consolidated financial statements.

ONESOURCE SERVICES INC.
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Balance Sheet
(Unaudited)

At September 30, 2007
($ in millions)	Notes	$m
Assets
Current assets:
Cash and cash equivalents		4.1
Restricted cash deposits		12.4
Trade accounts receivable — net	4	97.9
Other current assets		11.3

Total current assets		125.7
Restricted cash deposits		30.1
Property, plant and equipment — net of depreciation of $46.2		11.5
Goodwill		175.9
Other long-term assets		7.8

Total assets		351.0

Liabilities and shareholders’ equity
Current liabilities:
Short-term debt	5	30.5
Accounts payable		8.9
Accrued personnel costs		30.5
Insurance reserves — current portion	6	21.2
Other current liabilities	7	10.8

Total current liabilities		101.9
Insurance reserves — long-term portion	6	51.8
Other long-term liabilities	8	19.6
Minority interests		4.9

Total liabilities		178.2

Shareholders’ equity
Share capital	11	0.4
Contributed surplus		208.6
Treasury shares	12	(0.3)
Accumulated deficit		(29.7)
Cumulative other comprehensive loss		(6.2)

Total shareholders’ equity		172.8

Total liabilities and shareholders’ equity		351.0

The accompanying notes are an integral part of the consolidated financial statements

ONESOURCE SERVICES INC.
CONSOLIDATED FINANCIAL STATEMENTS
Consolidated Statements of Cash Flows
(Unaudited)

Six months ended September 30	2007	2006
($ in millions)	$m	$m
Cash flows from operating activities
Net income	1.5	1.4
Adjustments to reconcile net income to net cash (utilized) by operating activities:
Depreciation	2.6	2.3
Discount amortization on insurance reserves	1.8	1.8
Deferred income taxes	0.2	0.2
Minority interests, net of distributions	1.2	0.5
Changes in assets and liabilities:
(Increase) in accounts receivable	(8.2)	(4.1)
(Increase) in other assets	(4.8)	(3.4)
Increase in accounts payable	0.6	1.2
(Decrease) in accrued personnel costs	(1.1)	(1.1)
Increase (decrease) in insurance reserves	(1.1)	0.5
Increase (decrease) in other liabilities	2.8	(0.2)

Net cash (utilized) by operating activities	(4.5)	(0.9)

Cash flows from investing activities
Purchase of property, plant and equipment	(2.0)	(2.1)

Net cash (utilized) by investing activities	(2.0)	(2.1)

Cash flows from financing activities
Increase (decrease) in short-term debt	2.9	(0.3)
Decrease (increase) in restricted cash deposits	2.5	(0.2)
Purchase of treasury shares	(0.3)	—
Capital lease repayments	(0.5)	(0.1)

Net cash provided (utilized) by financing activities	4.6	(0.6)

Net change in cash and cash equivalents	(1.9)	(3.6)
Cash and cash equivalents at beginning of period	6.0	4.5

Cash and cash equivalents at end of period	4.1	0.9

Supplemental cash flow information:
Cash paid for interest	0.9	0.8
Cash paid for income taxes	0.2	0.8
The accompanying notes are an integral part of the consolidated financial statements.

Notes to Consolidated Financial Statements (Unaudited)
Note 1 — General
In the opinion of management, the accompanying unaudited consolidated financial statements contain all material adjustments necessary to present fairly OneSource Services Inc. and subsidiaries’ (the Company) financial position as of September 30, 2007, and the results of its operations and cash flows for the six months ended September 30, 2007 and 2006. These adjustments are of a normal, recurring nature, except as otherwise noted. All information in the Notes to Consolidated Financial Statements and references to the year and periods are based on the Company’s fiscal year which ends on March 31 and the six-month period which ends on September 30.
The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of sales and expenses during the reporting period. These estimates are based on information available as of the date of these financial statements. Actual results could differ materially from those estimates.
The information included in this Exhibit 99.2 of this Form 8-K/A should be read in conjunction with the consolidated financial statements and the notes thereto for the fiscal year ended March 31, 2007 included in Exhibit 99.1 of this Form 8-K/A, as filed with the Securities and Exchange Commission (SEC).
Note 2 — Adoption of a New Accounting Standard
On April 1, 2007, OneSource adopted the provisions of Financial Accounting Standards Board (FASB) Interpretation No. 48 (FIN 48), “Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109”, which provides a financial statement recognition threshold and measurement attribute for a tax position taken or expected to be taken in a tax return. Under FIN 48, a tax benefit may be recognized from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. FIN 48 also provides guidance on derecognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and income tax disclosures. FIN 48 did not have an impact on OneSource’s financial statements for the six months ended September 30, 2007.
In June 2006, the FASB issued Emerging Issues Task Force (EITF) Issue No. 06-3 (EITF 06-3), “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” EITF 06-3 requires companies to disclose the presentation of any tax assessed by a governmental authority that is directly imposed on a revenue-producing transaction between a seller and a customer (e.g., sales and use tax) as either gross or net in the accounting policies included in the notes to the financial statements. EITF 06-3 became effective April 1, 2007. The Company continues to report revenues net of sales and use tax imposed on the related transaction.

Note 3 — Earnings per ordinary share
Basic and diluted earnings per share are based on the weighted average number of ordinary shares outstanding during the six-month periods, excluding treasury shares. There were no potentially dilutive ordinary shares during the six months ended September 30, 2007 and 2006.

Six months ended September 30	2007	2006
Net income ($m)	$1.5	$1.4

Weighted average number of ordinary shares (‘000)	3,713	3,764

Earnings per ordinary share (dollars)	$0.40	$0.37

Note 4 — Trade accounts receivable — net

At September 30, 2007	$m
Billed	97.1
Unbilled	3.1

100.2
Less: allowance for doubtful receivables	(2.3)

97.9

Note 5 — Short-term debt

At September 30, 2007	$m
Bank overdrafts and acceptance facilities	3.4
Revolving credit facility	26.7
Term loan	0.4

30.5

On September 30, 2007, the Company had a $60 million collateralized, revolving credit facility which could be used for general working capital purposes and letters of credit. The agreement had a term of five years, expiring in December 2010, and was collateralized by a security interest and lien on principally all of the Company’s assets including accounts receivable.
Under the terms of the facility, the Company was required to maintain certain financial and other covenants, including restrictions on the Company’s ability to incur additional indebtedness, limitations on certain payments, and certain other financial covenants applicable to the Company, including a minimum fixed charge coverage ratio. Amounts available under the facility were based on a percentage of eligible accounts receivable. The credit facility has been classified as a current liability because the agreement contained a subjective acceleration clause and the lender also had access to the Company’s lockbox arrangements.
Amounts drawn under the terms of this facility bore interest at the prime rate for daily borrowings or at London Interbank Offered Rate (LIBOR) plus a margin of 1.5 percent for the term of 30 days, 60 days, or 90 days. The facility also bore interest on the unutilized balance based on the daily unused portion at a rate of 0.25 percent. At September 30, 2007, the weighted average interest amounted to 6.8 percent per annum.
At September 30, 2007, $53.6 million was available, of which $26.7 million was drawn together with letters of credit amounting to $5.3 million with expiration dates up to and including March 31, 2008. The letters of credit approximately reflect fair market value as a condition of their underlying purpose.
In March 2006, the Company entered into a $0.8 million collateralized, term loan facility used to purchase capital equipment. The agreement had a term of 36 months, maturing in March 2009. The terms called for monthly recurring repayments with the outstanding balance bearing interest at the prime rate plus 0.5 percent or at LIBOR plus a margin of 2.0 percent for the term of 30 days, 60 days, or 90 days. At September 30, 2007, the weighted average interest amounted to 7.6 percent per annum.
On November 14, 2007, the Company was acquired by ABM Industries Incorporated (ABM). In connection with this acquisition, ABM paid in full the outstanding amounts under the revolving credit facility and term loan described above and the facilities were terminated. See Note 14, Subsequent Event.
Note 6 — Insurance reserves

At September 30, 2007	$m
Current portion	21.2
Long-term portion	51.8

73.0

The Company is self-insured in the United States for workers’ compensation, general liability and automobile liability coverage. The Company, however, has umbrella insurance coverage for certain risk exposures subject to specified limits. Liabilities and provisions under self-insurance programs are calculated based upon historical loss experience and are recorded in the consolidated balance sheet at the net present value of the estimated obligations within an actuarial range. The discount rate used to calculate the net present value is the estimated risk free rate for investments with maturities matching the anticipated payment pattern of the obligations. The weighted average discount rate used to estimate the liability at September 30, 2007 was 4.13 percent. The discount amortization charged in the consolidated statements of income for the six months ended September 30, 2007 and 2006 was $1.8 million for both periods.
Note 7 — Other current liabilities

At September 30, 2007	$m
Accruals	6.8
Capital lease obligations	1.0
State, local and other taxes	1.7
Income tax payable	0.8
Other current liabilities	0.5

10.8

Note 8 — Other long-term liabilities

At September 30, 2007	$m
Pensions (note 10)	3.7
Deferred compensation (note 10)	7.2
Capital lease obligations	2.4
Deferred income taxes	1.2
Other long-term liabilities	5.1

19.6

Note 9 — Contingencies
Contingencies
At September 30, 2007, the Company had issued guarantor surety, performance and other bonds of $46.4 million of which $25.8 million related to the Company’s self-insurance arrangements (note 6). These guarantor surety, performance and other bonds are secured by a second lien on all of the Company’s assets including accounts receivable, and a commitment to provide, in the future, under certain circumstances, letters of credit up to a maximum of $27.9 million.
At September 30, 2007, the Company was a defendant in a number of pending legal and other proceedings incidental to present and former operations, acquisitions and dispositions. The Company does not expect the outcome of these proceedings, either individually or in the aggregate, to have a material adverse effect on the consolidated results of operations and cash flows or the consolidated financial position of the Company.
In November 2005 the Company received a claim with respect to a possible liability arising out of its former participation in a certain union multi-employer pension plan (the plan). The claim alleged that, as a result of withdrawing from the plan in 2002, a liability has arisen to the extent that there are unfunded vested benefits for which the former participating employer is liable. While the Company will continue to challenge this claim vigorously through arbitration, in March 2007 the Company determined that it was appropriate to record a charge (discounted) in the amount of $4.1 million in the consolidated financial statements and will be paid over the period to July 2014.
Note 10 — Pensions and other plans
Defined benefit pension plan
The Company operates a non-contributory, funded, defined benefit pension plan covering certain of its non-union employees in the United States. Benefits are provided based upon a formula, as defined in the plan documentation, using an employee’s length of service and average compensation. In 1989, the Company elected to freeze the plan, whereby no additional benefits are earned by plan members.
The Company’s net pension expense included the following components:

	2007	2006
Six months ended September 30	$m	$m
Interest cost on projected benefit obligations	0.2	0.3
Expected return on plan assets	(0.2)	(0.2)
Net amortization and deferral	0.2	0.2

Net pension expense	0.2	0.3

Defined contribution pension plan
The Company also has a defined contribution pension plan, which has adopted the salary deferral provisions of Section 401(k) of the United States Internal Revenue Code (IRC). Non-union employees with at least one year of qualified service may participate in the plan by contributing up to $15,500 of their salaries, the maximum set by the IRC. The Company makes matching contributions equal to 50 percent of the first 5 percent of each participant’s elective contributions, for employees with at least two years of qualified service. In both of the six-month periods ended September 30, 2007 and 2006, the Company made matching contributions of $0.3 million.
Deferred compensation plan
The Company also has a non-qualified, funded deferred compensation plan for certain employees not eligible to participate in the defined contribution plan described above. Under this plan, such individuals may elect to defer payment of salary and bonus on a pre-tax basis. The deferral must total at least one percent of the participant’s eligible compensation for each plan year in order to participate in the plan, up to a maximum of 30 percent of such compensation, or such smaller percentage as may be established by the Company. The Company makes matching contributions equal to 50 percent of the first 5 percent of each participant’s elective contributions. In the six-months ended September 30, 2007 and 2006, the Company made matching contributions of $0.1 million in both periods. Included in other long-term liabilities at September 30, 2007 was $7.2 million for these accumulated obligations. The Company did not hold issued ordinary shares in the deferred compensation plan at September 30, 2007.
Multi-employer pension arrangements
The Company also participates in several multi-employer arrangements providing defined contribution and defined benefit pension plans as required within the collective bargaining agreements for substantially all union employees. The contributions are determined based on the provisions of negotiated labor contracts. During the six months ended September 30, 2007 and 2006, the Company made contributions of $3.6 million and $3.4 million, respectively.
Note 11 — Share capital

At September 30, 2007	$m
Authorized:
50,000,000 ordinary shares of $0.10 each	5.0

Issued and outstanding:
3,764,365 ordinary shares of $0.10 each	0.4

At September 30, 2007, Lord Ashcroft, KCMG, the former chairman of, and controlling shareholder in, the Company held 74.4 percent of the issued ordinary shares.
Note 12 — Treasury shares
The movement in treasury shares, at cost, held since April 1, 2007 was as follows:

	Number	$m
At April 1, 2007	42,658	0.5
Disposal	16,415	0.2

At September 30, 2007	26,243	0.3

The disposal of treasury shares comprised 16,415 ordinary shares issued in connection with OneSource Holdings’ 401(k) plan and deferred compensation plan obligations.
Note 13 — Income taxes
In the six months ended September 30, 2007 and 2006, the Company incurred net losses for federal and state income tax purposes. Income tax expense in the six months ended September 30, 2007 and 2006 was $ 0.6 million and $ 0.7 million, respectively. Income tax expense in both periods consisted primarily of foreign tax expense incurred as a result of local country profits and fixed dollar minimum state taxes. Due to the Company’s taxable loss position, all tax years are subject to examination in the U.S. and state jurisdictions.
As of September 30, 2007, the Company had established a valuation allowance against the full amount of any net deferred tax assets in the United States. The Company currently provides a valuation allowance against deferred tax assets when it is more likely than not that some portion, or all of its deferred tax assets, will not be realized.
Note 14 — Subsequent Event
On November 14, 2007, the Company was acquired by ABM Industries Incorporated (ABM), a leading facility services contractor in the United States that provides janitorial, parking, security, engineering and lighting services for thousands of commercial, industrial, institutional and retail facilities in hundreds of cities throughout the United States and in British Columbia, Canada. In addition, ABM paid in full the $21.4 million outstanding under the Company’s credit facility following the closing. The credit facility was terminated and the lien on principally all of the Company’s assets including accounts receivable was removed.